UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a)	On December 9, 2010, we held our 2010 annual meeting of shareholders.
(b)	At our 2010 annual meeting of shareholders, our shareholders approved the following proposals by the votes specified below:
1.	to elect the following persons to serve as directors for a three-year term continuing until the annual meeting of shareholders in 2013 and until their successors are elected and qualified:

Director Nominees	Class	Term Expires	For	Withheld	Broker Non-Votes
A. Dana Callow, Jr.	III	2013	48,430,334	2,052,807	3,974,761
Christopher J. Lindop	III	2013	49,789,268	693,873	3,974,761
Josef H. von Rickenbach	III	2013	48,170,920	2,312,221	3,974,761
2.	to approve the PAREXEL International Corporation 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
44,661,974	5,114,245	706,922	3,974,761
3.	to ratify of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

For	Against	Abstain	Broker Non-Votes
53,100,827	1,339,885	17,190	-0-
(c)	Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO